UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 29, 2020
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Zoom Video Communications, Inc.
(Exact name of Registrant as Specified in Its Charter)
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Delaware	001-38865	61-1648780
(State or Other Jurisdictionof Incorporation)	(Commission File Number)	(IRS EmployerIdentification No.)

55 Almaden Boulevard, 6th FloorSan Jose, California		95113
(Address of Principal Executive Offices)		(Zip Code)
(888) 799-9666
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	ZM	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On May 29, 2020, the Board of Directors (the “Board”) of Zoom Video Communications, Inc. (the “Company”) approved the appointment of Aparna Bawa, the Company’s then-current Chief Legal Officer, General Counsel and Secretary, as the Company’s Chief Operating Officer.

Ms. Bawa, 42, has served as the Company's Chief Legal Officer from August 2019 to May 2020, its General Counsel from September 2018 to May 2020, and as its Secretary since December 2018. Prior to joining the Company, Ms. Bawa served as Senior Vice President and General Counsel of Magento, Inc., an e-commerce platform company, from June 2017 until its acquisition by Adobe Inc. in June 2018. From November 2012 to May 2017, Ms. Bawa served as Vice President, General Counsel and Secretary of Nimble Storage, Inc., an enterprise flash storage company, which was acquired by Hewlett Packard Enterprise in April 2017. Ms. Bawa holds a B.Sc. in Accounting from Marquette University and a J.D. from Harvard Law School.

Ms. Bawa is not a party to any arrangement or understanding regarding her selection as Chief Operating Officer. Ms. Bawa has no family relationships with any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer of the Company. Ms. Bawa is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Zoom Video Communications, Inc.

Dated: June 4, 2020	By:	/s/ Kelly Steckelberg
Kelly Steckelberg
Chief Financial Officer